EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Issues Statement Regarding

Its Definitive Agreement to Acquire iVillage.co.uk

NEW YORK — March 31, 2005 — iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM, a leading women’s media company and the number one women’s community online, today issued a statement regarding its definitive agreement to acquire the iVillage.co.uk website and certain related assets, which was announced earlier this morning.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc. said, “While we are pleased to gain ownership of the iVillage.co.uk website and certain related assets, a move, we believe, that will generate increased value for our stockholders, moving forward we do not expect the transaction to have a material effect on iVillage’s 2005 results of operations, financial condition or cash flows.  We consider iVillage.co.uk to be a growth business with its potential materializing in 2006.”

The Company currently plans to provide further information on this transaction when it reports its first quarter 2005 financial results after the market closing on May 4, 2005.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.  iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 374 million for the quarter ended December 31, 2004.  In December 2004, according to comScore Media Metrix, The iVillage Network ranked 31st among the top 100 Web and Digital Media properties with approximately 16.9 million unique visitors in the United States and had an average reach of more than 10.5% of the total online population and approximately 14% of women 18+ online.  Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers and (viii) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

#              #              #

CONTACTS:

iVillage Inc.	The Abernathy MacGregor Group
Carl Fischer	Carina Thate or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	cct@abmc.com / edj@abmac.com